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                                                                   Exhibit 23(a)





                                   CONSENT OF
                              INDEPENDENT AUDITORS



         We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Invacare Corporation for the registration of 578,650 of its Common Shares and to the incorporation by reference therein of our report dated February 23, 1994, with respect to the consolidated financial statements and schedules of Invacare Corporation included in its Annual Report (Form 10-K as amended by Form 10-K/A No. 1) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.




                                            /s/  ERNST & YOUNG LLP
                                            ----------------------
                                                 ERNST & YOUNG LLP




Cleveland, Ohio
March 3, 1995